Company Overview Investor Presentation November 2020 Exhibit 99.1

For Investor Use Important Information The information in this presentation does not contain all of the information that a potential investor should review before investing in Aerie shares. The descriptions of Aerie Pharmaceuticals, Inc. (the “Company” or “Aerie”) in this presentation are qualified in their entirety by reference to reports filed with the SEC. Certain information in this presentation has been obtained from outside sources or is anecdotal in nature. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information. Any discussion of the potential use or expected success of Rhopressa® (netarsudil ophthalmic solution) 0.02% or Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, with respect to foreign approval or additional indications, and our current or any future product candidates, including AR-1105, AR-13503 and AR-15512, is subject to regulatory approval. In addition, any discussion of U.S. Food and Drug Administration (“FDA”) approval of Rhopressa® or Rocklatan® does not guarantee successful commercialization of Rhopressa® or Rocklatan®. For more information on Rhopressa®, including prescribing information, refer to the full Rhopressa® product label at www.rhopressa.com. For more information on Rocklatan®, including prescribing information, refer to the full Rocklatan® product label at www.rocklatan.com. The information in this presentation is current only as of its date and may have changed or may change in the future. We undertake no obligation to update this information in light of new information, future events or otherwise. We are not making any representation or warranty that the information in this presentation is accurate or complete. This presentation shall not constitute an offer to sell, nor a solicitation of an offer to buy, any of Aerie’s securities. Certain statements in this presentation, including any guidance or timelines presented herein, are “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “will,” “should,” “would,” “could,” “believe,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “targets,” “projects,” “potential” or similar expressions are intended to identify these forward-looking statements. These statements are based on the Company’s current plans and expectations. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. For example, uncertainties around the duration and severity of the current global COVID-19 pandemic including its possible impact on our clinical and commercial operations and our global supply chain could cause our actual results to be materially different than those expressed in our forward-looking statements. In particular, these statements include any discussion of potential commercial sales, placement or utilization of Rocklatan® or Rhopressa® in the United States or any other market. Likewise, FDA approval of Rhopressa® and Rocklatan® does not constitute approval of any future product candidates. Any top line data presented herein is preliminary and based solely on information available to us as of the date of this presentation and additional information about the results may be disclosed at any time. FDA approval of Rhopressa® and Rocklatan® also does not constitute regulatory approval of Rhopressa® or Rocklatan® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® or Rocklatan® in jurisdictions outside the United States. In addition, any discussion in this presentation about preclinical activities or opportunities associated with our products or discussions involving the potential for our dry eye or retinal product candidates are preliminary and the outcome of any studies may not be predictive of the outcome of later trials and ultimate regulatory approval. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this presentation. Any statements regarding Aerie’s future liquidity, cash balances or financing transactions also constitute forward-looking statements as are discussions of the possibility of, or possible results of, any commercial transactions or collaborations. These risks and uncertainties are described more fully in the quarterly and annual reports that we file with the SEC, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such forward-looking statements only speak as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

Aerie Overview Rhopressa® has not been approved by any regulatory authorities other than the FDA and EMA and Rocklatan® has not been approved by any regulatory authority other than the FDA. Additional potential Rhopressa® indications are being considered for further study and are not labeled indications. AR-13503 and AR-1105 are development stage product candidates and are not approved by any regulatory agency. Aerie IOP–Reducing Products (IP 2030+) Key Pipeline Opportunities AR-15512 TRPM8 agonist for Dry Eye Phase 2b clinical study commenced October 2020 Sustained-Release Implant Platform: - Retina AR-1105 (Positive Topline Phase 2 results reported July 2020) AR-13503 (First-in-human clinical study commenced Q3 2019) Rhopressa® and Rocklatan® gaining momentum in the U.S. Total prescriptions and shipments to pharmacies have fully recovered and are growing Globalization Plan Under Way – Concluded licensing agreement with Santen for Rhopressa ® and Rocklatan ®; Potential collaborators pursuing European opportunity For Investor Use

Aerie’s Key Catalysts for 2020 Pipeline: Successful AR-1105 Phase 2 RVO clinical study topline readout took place in July 2020 Exploring regulatory and commercial pathways for AR-1105 AR-15512 TRPM8 agonist for Dry Eye Phase 2b clinical study commenced in October 2020 Globalization: Roclanda® Mercury 3 topline readout in September 2020 successfully achieves non-inferiority Positive CHMP opinion received for Roclanda® in November 2020 Roclanda® EMA approval expected late 2020 / early 2021 Rhopressa® Phase 3 clinical study in Japan to commence Q4 2020 U.S. Glaucoma Franchise: Focus on continued momentum capitalizing on higher coverage For Investor Use

Aerie Overview

2019 U.S. Glaucoma Market

- ~$3B Market, 36M TRx, **55M bottles**
- 55% of unit volume first-line (PGAs)
- 45% of unit volume 2-3X/Day Adjuncts



Rhopressa, 1%
Lumigan, 6%
CAIs, 7%
Travatan Z, 4%
AA, 10%
Fixed Combo, 14%
BB, 13%
Other PGA, 1%
Latanoprost, 43%

Graph Source: IQVIA 2019
CAI: Carbonic Anhydrase Inhibitor
AA: Alpha Agonist
BB: Beta Blocker

Estimated Glaucoma Market TRx Mix



Other Government, 11%
Medicare Part D & Medicaid, 59%
Commercial & Cash, 30%

Aerie's franchise bottles per Rx were 1.43 in Q3 2020 (as high as 1.46 in recent weeks), reflecting an increase in 90 days' supply.

Sources: IQVIA: NPA Rx and NSP Unit data

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Glaucoma Commercialization Focus Ongoing communication of the MOST Data and coverage via various communication channels Rhopressa® Coverage: 90% Commercial, 89% Med D Rocklatan® Coverage: 89% Commercial, 56% Med D plus 15% Low Income Subsidy Continued execution of the Pulse Strategy, focused on driving monthly prescribers (now 9,000) to weekly prescribers (now 4,500) Increasing share of voice with HCP’s to further bolster sales momentum Aerie reps calling on top 10,400 highest prescribers Added Contract Sales Organization to call on next 1,400 highest prescribers Added Telesales team to call on next 4,400 highest prescribers For Investor Use

Topline Results from Rhopressa® Phase 4 Multi-center Open-label Study (MOST) 12-week MOST study evaluated efficacy, tolerability and safety of Rhopressa® use in 260 patients in a real-world clinical setting Use of Rhopressa® as monotherapy or adjunct was at discretion of the physician Used adjunctively (n=151, mITT): Rhopressa® was similarly effective when added to prior PGA monotherapy or when added to prior multi-drug therapy Additional IOP reductions of 4.3 mmHg and 4.5 mmHg, respectively (12 weeks) Used as monotherapy (n=91, mITT): Rhopressa® maintained IOP levels comparable to prior PGA following switch (n=57) Rhopressa® was well tolerated as monotherapy and adjunctive therapy No treatment-related serious adverse events (AEs) Most common AEs were Conjunctival Hyperemia (20.8%) and Vision Blurred (7.3%) 89% of patients reported Rhopressa® was tolerated “well” or better in survey (mITT) For Investor Use ++Data on File

For Investor Use U.S. Glaucoma Franchise Launch Update Rhopressa® has not been approved by any regulatory authorities other than the FDA and EMA and Rocklatan® has not been approved by any regulatory authority other than the FDA. Actual Weekly Sales-Out to Pharmacies Data as of 11/6/2020 IQVIA Weekly Data as of 11/6/2020 1/4/2019 1/4/2019 11/6/2020 11/6/2020 22,549 14,689 18,417 11,774

For Investor Use Advancing the Pipeline Drug/Target Indication Development Stage Preclinical Phase 1/2a Phase 2b Front of the Eye AR-15512 (AVX TRPM8 agonist) Dry Eye Back of the Eye AR-1105 Implant (Dexamethasone) RVO/DME AR-13503 Implant (ROCK, PKC) wAMD DME/DR Glaucoma Neuro- enhancement

U.S. Dry Eye Market: Under-diagnosed and Under-treated

US 2019 Sales: $1.6B est.


Cequa (Sun), $46
Xiidra (TAK / NVS), $409
Restasis (AGN), $1,138

- **Estimated 30 million dry eye sufferers in the United States; less than 3 million treated**
- **Dry eye related symptoms are one of the most common reasons for patients to visit an eye care professional**
- **Represents a significant health care burden, contributing to approximately 25% of visits to ophthalmic clinics**
- **Current pharmaceutical therapies are anti-inflammatories, often with poor maintenance on therapy and poor tolerability**
- **DED affects quality of life and interferes with reading, driving ability, computer use, work productivity and is associated with increased anxiety, stress and depression**
- **Unmet need for different MOAs, better tolerability, and treatment of symptoms**

Sources: Mixture of public information, IQVIA , Market Scope and estimates – Feb 2020; Gayton JL. Clin Ophthalmol. 2009; 3:405-412.; Stonecipher KG et al. Ther Clin Risk Manag. 2013; Asrini Noor N. W J Opthalmol & Vision Res 2018.

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AR-15512 for Dry Eye Novel Mechanism of Action – Modulation of Corneal TRPM8 receptors Topical eye drop TRPM8 receptor is a cold thermoreceptor ion channel located on corneal nerve endings Reduced corneal temperature triggered by tear evaporation activates TRPM8 which leads to: Increased basal tear production (sign for DED) A cooling sensation leading to reduction in discomfort / ocular pain (symptom for DED) This dual mechanism of action is different than those of current prescription dry eye products and supports use as monotherapy as well in conjunction with approved products Basal tearing depending on TRPM8 stimulation is independent of pain-evolved reflex tearing For Investor Use Data on file. AR-15512 is a development stage product candidate and is not approved by any regulatory agency

AR-15512 (TRPM8 Agonist) for Dry Eye For Investor Use How AR-15512 works AR-15512 Ophthalmic Solution

AR-15512 for Dry Eye Avizorex completed a Phase 2a study in early 2019 in 109 subjects One concentration (0.0014%) and two dosing regimens (BID/TID) for 4 weeks were evaluated Primary endpoint: % of patients ≥ 20 points change in symptoms questionnaire (SANDE) Secondary endpoints: Schirmer’s test (tear production) Tear film break-up-time (TBUT) Corneal staining Key findings: BID dosing demonstrated greater separation from vehicle, especially in subjects with higher symptoms at baseline Statistical differences from vehicle observed in BID dosing arm in symptoms (severe subjects) and Schirmer’s change 3 mm   For Investor Use Data on file. AR-15512 is a development stage product candidate and is not approved by any regulatory agency

Significant efficacy achieved for sign and symptoms with BID dosing of 0.0014% (50µM) AVX-012 (AR-15512) over 28 days For Investor Use ++Data on File Symptoms: SANDE Score Percentage of patients improving ≥20 score p=0.1 p=0.021 Graph on the right represents primary endpoint with a subset of more severe symptoms Demonstrated statistical significance AVX-012 (AR-15512) Dry Eye Clinical Trial Highlights

++Data on File For Investor Use AVX-012 (AR-15512) Dry Eye Clinical Trial Highlights Sign: Schirmer Evaluation Percentage of patients improving ≥3mm Significant efficacy achieved for sign and symptoms with BID dosing of 0.0014% (50µM) AVX-012 (AR-15512) over 28 days

For Investor Use Dry Eye Program: AR-15512 Target symptoms: significant step in addressing the symptoms of dry eye patients and providing a cooling sensation Impact basal tear production: production of natural tears and not just an acute reflex tear Safe for long-term use Other approved products on the market: Xiidra®: only approved product for the treatment of signs and symptoms Restasis®, Cequa™ and TrueTear®: approved for increase in tear production

For Investor Use AR-15512 Development Update Clinical Trial Series named “COMET” = Cold Thermoreceptor Modulation as an Effective Treatment Phase 2b clinical study commenced October 2020 Phase 2b study is evaluating efficacy and safety of 0.0014% and 0.003% BID 360 patients (1:1:1) for 3 months Environmental and Controlled Adverse Environment (CAE) conditions Primary endpoints: ocular discomfort (symptom) and tear production (sign) Secondary endpoints include: SANDE, staining TBUT, changes post CAE COMET-1 Phase 2b topline results expected Q3 2021

For Investor Use 2019 U.S. Retinal Disease Market Sources: Mixture of public information, IQVIA, Market-Scope and estimates – Feb 2020 2019 Sales: $6.8B 2019 Unit Sales: 8.1MM

For Investor Use Aerie’s Lead Implant Product Candidates AR-1105 (Dexamethasone) Implant (Phase 2 Topline reported July 2020) Indications under development: retinal vein occlusion (RVO) Target product profile vs. Ozurdex® Designed for longer duration of efficacy (6 mo vs 3 mo) Designed for improved administration due to smaller needle Potential for fewer adverse effects due to lower peak drug levels AR-13503 (ROCK/PKC) Implant (Topline data expected H2 2021) Initial indications under development: neovascular AMD and DME Novel MOA: anti-angiogenesis PLUS anti-fibrosis, anti-inflammation Designed to be effective as monotherapy or adjunctive therapy to anti-VEGF Targeting injection once every 6 months For more information on Ozurdex® please see the product webpage https://www.ozurdex.com AR-1105 and AR-13503 are development stage product candidates and are not approved by any regulatory agency

AR-1105: Phase 2 Topline Summary The Phase 2 clinical trial (AR-1105-CS201) was conducted at 19 centers in the United States. A total of 49 patients completed the study. The objective of the Phase 2 clinical trial was to evaluate two formulations of AR-1105, clinical formulation #1 (CF-1) and clinical formulation #2 (CF-2) with different steroid release profiles. The clinical trial was conducted in two stages. In the initial safety stage, five patients were enrolled in a single cohort to receive CF-1, delivering a 340µg dose of dexamethasone in a single intravitreal injection. In stage 2, 44 patients were randomized 1:1 to receive either CF-1 or CF-2. The results demonstrated positive and sustained treatment effects with both formulations as shown by increases in best corrected visual acuity and reductions in macular edema. Peak efficacy was observed earlier with CF-1, while CF-2 demonstrated a longer overall duration of effect of up to six months. Both formulations, CF-1 and CF-2, were well tolerated with no unexpected safety findings. Adverse events were consistent with other corticosteroid treatments and intravitreal injection procedures. The profiles of the different cohorts demonstrate the flexibility of the PRINT® sustained release technology platform in enhancing the management and durability of treatment effects. Further details will be provided at an upcoming ophthalmology conference. For Investor Use Data on file.

AR-1105: Opportunity Considerations The Diabetic Macular Edema market is expected to grow with increasing diabetes prevalence in the United States and abroad. The performance of AR-1105 as indicated in the P2 topline data, which reflects six-month sustained delivery, may render this product, if approved, highly competitive in both the U.S. and European markets The potentially significant differentiation with six-month sustained delivery, AR-1105 may be viewed positively in comparison to current products and potentially create a new treatment alternative to anti-VEGF non-responders Aerie’s exclusive PRINT® platform may allow for low-cost production and significant pricing flexibility Six-month dosing may also benefit physician productivity and overall health economics Opportunity for market expansion – market currently $100+M in the U.S. and nearly $300M in Europe The positive AR-1105 P2 topline sustained efficacy data points to the potential for a significant pipeline asset for Aerie, of particular value in Europe For Investor Use AR-1105 is a development stage product candidate and is not approved by any regulatory agency

For Investor Use Expanding Aerie Franchise: Japan Phase 2 study successful topline results released in November 2019 Phase 3 trials expected to commence in Japan Q4 2020 Sources: IMS Analytics link at ex-manufacturer price level and Unit-April 2020. *TRx calculated from IQVIA unit data (1 month = 1 TRx) Recently announced licensing agreement with Santen for Japan along with rights for several other Asian countries

AR-13324-CS208 Japan Phase 2 Study Topline Results 28-day prospective, double-masked, placebo-controlled, dose-ranging study of netarsudil efficacy and safety in Japanese subjects with open-angle glaucoma (OAG) or ocular hypertension (OHT) Netarsudil 0.01%, 0.02% and 0.04% were efficacious, met primary endpoint of superiority to placebo in mean diurnal IOP at Week 41, were safe and generally well tolerated Baseline mean diurnal IOPs 20-21 mmHg across study arms2 (Japanese IOPs ~3 – 4 mmHg lower than in the U.S.) Week 4 mean diurnal IOP was 16.3 (-4.1), 15.4 (-4.8), 16.2 (-4.8) and 19.3 (-1.7) mmHg in the netarsudil 0.01%, 0.02%, 0.04%, and placebo groups, respectively2 No serious adverse events Netarsudil 0.02% (concentration of Rhopressa® in the U.S) provided best balance of efficacy and safety Most common AE was Conjunctival Hyperemia (37.0%), discontinuation rate was 1.9%, all lower than in US trials3-5 1. ANCOVA with MCMC imputation. 2. Observed data. 3. Bacharach J, et al. Ophthalmology. 2015 Feb;122(2):302-7. 4. Serle JB, et al. Am J Ophthalmol. 2018 Feb;186:116-127. 5. Khouri AS, et al. Am J Ophthalmol. 2019 Aug;204:97-104. For Investor Use Netarsudil generated up to 4.8 mmHg reduction in IOP from baseline

P<0.0001 vs. placebo at Week 4 for all dose levels1 0.02% achieved lowest mean diurnal IOP at Week 4 1. ANCOVA with MCMC imputation AR-13324-CS208 Japan Phase 2 Study Topline Results For Investor Use

For Investor Use Expanding Aerie Franchise: Europe Marketing authorisation granted for Rhokiinsa® (Rhopressa®) in November 2019; Positive CHMP opinion for Roclanda® (Rocklatan®) received in November 2020, EMA approval expected late 2020 / early 2021 Mercury 3: Reported successful 90-day topline data in September 2020; Rocklatan® (known as Roclanda® in Europe) achieved non-inferiority to a fixed-dose combo in Europe (Ganfort®) Ireland Plant approved for U.S. production of Rhopressa® and Rocklatan® Sources: IQVIA Midas data at ex-manufacturer price level and Unit-April 2020. *TRx calculated from IQVIA unit data (1 month = 1 TRx) Europe may represent Aerie’s next collaboration opportunity based upon current interest levels

For Investor Use Summary Key Priorities Rhopressa® and Rocklatan® gaining momentum in the United States Globalization Strategy Japan: Santen collaboration commencing Europe: Interest expressed from potential collaborators Ireland Manufacturing Facility approved for U.S. production of Rhopressa® and Rocklatan ® Research Initiatives TRPM8 agonist for dry eye P2b commenced Retina Program, including AR-1105 prospects with positive P2 topline Well-Financed $218.4M cash/investments at 9/30/20 Relatively low net cash used in operations of $22.4M for third-quarter 2020 Santen upfront payment of $50M in fourth-quarter 2020